                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                    FORM 8-K

                      Pursuant to Section 13 or 15 (d) of
                      the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) March 31, 1998
                                                        ---------------
                              HARCOR ENERGY, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its Charter)


                                    Delaware
                 ----------------------------------------------
                 (State or other jurisdiction of incorporation)


               0-9300                                         33-0234380
-------------------------------------------------------------------------------
(Commission File Number)                                (IRS Employer I.D. No.)

                        Five Post Oak Park, Suite 2220
                              4400 Post Oak Park
                           Houston, TX  77027-3416
-------------------------------------------------------------------------------
(Address of principal executive offices)                             (Zip Code)

       Registrant's telephone number, including area code (713) 961-1804
                                                          --------------

Item 5.  Other Events

         On March 31, 1998 HarCor Energy, Inc. (the "Registrant" and the "Company") announced that it had executed a definitive merger agreement with Seneca Resources Corporation ("Seneca") for the sale of the Company to Seneca for a total cash price of $32,536,000 or $2 per share of the Company common stock. Under the terms of the Agreement, a subsidiary of Seneca will make a tender offer for all the outstanding shares of Company common stock for a price of $2.00 per share in cash. Flowing completion of the tender offer, the Seneca subsidiary will merge with the Company, pursuant to which the remaining Company stockholders will also receive $2.00 per share in cash. The purpose of this Form 8-K Current Report is to file as exhibits, a copy of the joint news release dated March 31, 1998 of Seneca and the Company announcing the execution of the definitive agreement and a copy of the definitive agreement between the Company and Seneca.

Item 7.     Financial Statements and Exhibits

     (c)    Exhibits

            99.1 News release dated March 31, 1998 announcing the execution of the Agreement and Plan of Merger with Seneca Resources Corporation for the sale of the Company to Seneca.

            99.2 Agreement and Plan of Merger dated as of March 31, 1998 between the Company and Seneca Resources Corporation.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                    HarCor Energy, Inc.
                                                 --------------------------
                                                        (Registrant)


Date:  March 31, 1998


                                                     /s/   Gary S. Peck
                                                 ---------------------------
                                                 Gary S. Peck
                                                 Vice President, Finance





                                      -3-